UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2015

Grid Petroleum Corp.

(exact name of the Registrant as specified in its charter)

Wyoming	000-53276	30-0690324
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
412 North Main Street, Suite 100 Buffalo, Wyoming 82834
(Address of principal executive offices)
Phone: (307) 278-6106
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On March 4, 2015, the Board of Directors (sole director) of Grid Petroleum Corp., then a Nevada corporation (the “Company”), approved the transfer of the Company’s jurisdiction of formation from the state of Nevada to the state of Wyoming and, in connection with that transfer, the filing of (i) Articles of Continuance to the State of Wyoming and (ii) a Certificate of Dissolution with the Nevada Secretary of State.

On May 8, 2015, the Company applied for a Certificate of Registration and filed Articles of Continuance with the Wyoming Secretary of State, which were accepted on that date.  Accordingly, the Company is now formed pursuant to the laws of the State of Wyoming and is subject to the provisions of the Wyoming Business Corporation Act.

In connection with the winding up of the Company as a Nevada corporation, on May 20, 2015, the Company filed a Certificate of Dissolution with the Nevada Secretary of State, which was accepted on that date.  The Company’s Articles of Continuance and any and all amendments thereto shall be the charter documents of the Company.

A copy of (i) the Articles of Continuance; (ii) the Company’s Certificate of Incorporation of the State of Wyoming; and (iii) the Company’s Certificate of Dissolution filed with the Nevada Secretary of State are attached as Exhibits 3.1, 3.2 and 99.1, respectively, to this Current Report on Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number

Description

3.1

Articles of Continuance filed and accepted on May 8, 2015

3.2

Certificate of Incorporation dated May 8, 2015

99.1

Certificate of Dissolution dated May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2015

Grid Petroleum Corp.

By: /s/James Powell

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Articles of Continuance filed and accepted on May 8, 2015
3.2	Certificate of Incorporation dated May 8, 2015
99.1	Certificate of Dissolution dated May 20, 2015

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